Jennison 20/20 Focus Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


March 30, 2007


VIA EDGAR LINK

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: Jennison 20/20 Focus Fund
File No. 811-08587


Ladies and Gentlemen,

Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the fiscal year ended January 31, 2007. The enclosed is being filed electronically via the EDGAR system.

Yours truly,


/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary

Enclosure



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 30th day of March 2007.


Re: Jennison 20/20 Focus Fund
File No. 811-08587



By:  /s/Jonathan D. Shain			By:  /s/ Carlos A. Santiago
      Jonathan D. Shain				Carlos A. Santiago
	Assistant Secretary				Witness